Exhibit 10

                    CONFIDENTIAL RELEASE AND WAIVER AGREEMENT

This Confidential Limited Release and Waiver Agreement ("Agreement") is knowingly, willingly, and voluntarily entered into by Daniel J. Stark ("Employee") and Exigent International, Inc., a Delaware corporation, and all its subsidiaries, related companies, officers, directors, agents, assigns, employees, representatives, successors, stockholders, attorneys, insurers, and any other persons or entities acting on behalf of Exigent International, Inc. (collectively, the "Company"). The Agreement is made in light of the following circumstances:

WHEREAS, Employee agrees to resign his position at the Company effective as of July 17th, 1998 (the "Effective Date"). This Agreement shall not have any effect on any prior confidentiality agreement executed with the Company.

WHEREAS, this Agreement shall not in any way be construed as an admission by the Company or its officers, directors, employees, or agents that it is liable in any fashion to Employee. Furthermore, Employee acknowledges that, but for the execution of the release, he would not be entitled to receive the consideration recited herein.

WHEREAS, in order to avoid the costs, burdens and uncertainties of litigation, Employee and the Company now wish to resolve, compromise and finally settle on an amicable basis, any and all claims Employee has or may have against the Company;

Employee and the Company agree as follows:

COMPANY'S PROMISES TO EMPLOYEE

     1. In exchange for Employee's promises contained in the Agreement, the Company will, as of the Effective Date and upon the signing of this Agreement, (i) pay Employee fifty two (52) weeks of severance pay based upon Employee's hourly rate of forty four (44) dollars per hour in the amount of ninety one thousand five hundred twenty (91,520) dollars (less taxes required to be withheld) per the Company's severance pay policy with payments being made on regularly scheduled "pay days" commencing August 31, 1998, (ii) pay Employee's salary through July 31, 1998, and (iii) pay Employee for accrued, unused vacation (i.e., three thousand two hundred eighty one (3,281) dollars) and personal leave (i.e., seven thousand five hundred sixty eight (7,568) dollars) with a lump sum payment to be made for such vacation and personal leave on the August 31, 1998 pay day.

         EMPLOYEE'S PROMISES TO COMPANY

     2. In consideration of the promises made by the Company in ss.1 above, Employee, for himself, successors and assigns, knowingly, willingly, and voluntarily releases and waives all rights, claims, damages (including back pay, front pay, liquidated damages, compensatory damages, or punitive damages attorneys' fees and litigation costs), demands, obligations to date, known or unknown (hereinafter "rights and claims") against the Company and all persons acting by, through, under or in concert with the Company, and regarding any aspect of his employment with the Company, the subsequent ending of that employment, and any other events occurring prior to, and including, the Effective Date of the Agreement. These rights and claims include, but are not limited to, rights or claims under the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act ("OWBPA"), Title VII of the Civil Rights Act of 1964, as amended, The Civil Rights Act of 1991, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act of 1974, as amended, the Rehabilitation Act of 1973, as amended, The Americans With Disabilities Act, The National Labor Relations Act, as amended, The Florida Human Rights Act, as amended, The Florida Handicap Discrimination Act, The Florida Workers' Compensation Act, and any or all rights or claims for employment discrimination, wrongful or retaliatory discharge, tortious discharge, breach of implied or express employment contract, promissory estoppel, invasion of privacy, negligence, defamation, fraud, outrageous conduct, intentional or negligent infliction of emotional distress, unpaid wage claims and any or all rights or claims under any other federal, state, or local statutes, or under common law. The Agreement is not an admission by the Company that it has violated any common law, or any federal, state or local statute, or acted wrongfully toward Employee in any way.

     3. The release also includes but it is not limited to the release by Employee of any claim for attorney's fees or costs against the Company in connection with the review of this Agreement and employee specifically agrees that he will be responsible for his own attorneys' fees and any such costs incurred by him and that Employee unconditionally releases and discharges Company from any additional claims for such attorney's fees or costs.

     4. Employee specifically acknowledges that he is not entitled to any other form of compensation, benefit, severance or payment other than that listed in this Agreement and that this Agreement is the full, final, and complete settlement of any claims between Employee and the Company. Notwithstanding the foregoing, this provision shall not modify, alter or amend any vested rights which Employee may have under existing qualified retirement plans.

     5. Employee covenants and agrees that he will not induce or incite claims of discrimination, wrongful discharge, criminal misconduct or any other claims against the Company.

     6. Employee further covenants and agrees that he will not provide consulting advice or counsel to or otherwise cooperate with or assist any employee or former employee of the Company in any action, suit, charge, or proceeding of any kind against Company.

     7. Employee further covenants and agrees that in connection with any action at law, proceeding in equity, or any administrative proceeding, commenced by any employee or former employee against the Company, Employee will not voluntarily participate as a party or witness or voluntarily attempt to offer into evidence anything against the Company unless compelled to do so by force of law.

     8. Employee agrees never to institute, directly or indirectly, any action or proceeding of any kind against the Company based on, arising out of matters that occurred during his employment with the Company or the ending of that employment. If Employee does file or institute, either directly or indirectly, any action lawsuit, or proceeding of any kind against the company on account of any matters over which he has waived his rights in this Agreement, Employee agrees to indemnify and hold the Company harmless from any damages or costs incurred by the Company as a result of his actions, including any costs, expenses, and reasonable attorneys' fees incurred by the Company.

     9. Should Employee commence or prosecute any action or proceeding contrary to the provisions of this Agreement, Employee agrees to indemnify the Company for all reasonable court costs and reasonable attorneys' fees incurred in the defense of such action or in establishing or maintaining the application or validity of the Agreement or any of its provisions.

     10. Employee represents and promises that no person other than himself is entitled to assert any claims of any kind against the Company on his behalf, and he agrees to indemnify and hold harmless the Company against any such claims that may be asserted by any other person.

     11. Employee represents and warrants that no other person other than the signatories hereto had or has any present interest in the matters referred to or covered by the Agreement; that he has the sole right and exclusive authority to execute the Agreement; and he has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand relating to any matter covered by the Agreement.

     12. Employee waives any claims for reimbursement for any expense not submitted in writing prior to the date he executes the Agreement. Employee understands that he is not authorized to incur any expense or obligations on behalf of the Company effective July 17, 1998 and he affirms that he has not caused the Company to incur any such expense or obligation.

     13. On or before July 17, 1998, employee agrees to return to Company any and all property of company currently in his possession or control, including identification badges, keys, papers, computers, security badges, computer files, and other equipment. Employee represents and promises that he has not damaged or otherwise sabotaged such property. Additionally, Employee agrees to remove all personal property from the Company's premises by 5:00 p.m. EST on July 20th, 1998. Should Employee need additional access to the Company, those arrangements shall be made through the Company's Human Resources Department.

     14. Employee agrees that for a period of twelve (12) months from the Effective Date that he will not solicit (i) for employment any persons with the Company if such persons are employed by the Company at the time the solicitation or offer of employment is first made, or (ii) any customers of the Company for any reason.

     15. Employee also agrees that for a period of twelve (12) months from the Effective Date that he shall not engage in or become interested, directly or indirectly as a director, officer, employee, 10% or more stockholder, partner in, or consultant to any business, which competes with the Company in supplying command and control software applications. Employee also agrees not to act as an advisor either as an employee, partner or consultant, to any firm, person or corporation relative to their purchase, lease, or development of satellite command and control software, with out the Company's express written consent.

     16. Employee agrees for a period of twelve (12) months from the Effective Date not to do or say anything that reasonably may be expected to have the effect of disparaging the Company or diminishing or impairing the goodwill and reputation of the Company and the products or services it provides. Likewise, the Company agrees not to do or say anything that reasonably may be expected to have the effect of disparaging Employee or diminishing or impairing Employee's reputation.

     17. From time to time during the term in which severance is paid to Employee pursuant to Section 1 above, Employee agrees that upon reasonable advance request and during customary business hours, Employee will provide consulting services on matters pertaining to the business of the Company with the CEO of the Company.

         OTHER PROMISES

     18. If Employee should breach any portion of this Agreement, the Company shall be entitled immediately to recover all payments made to Employee. Moreover, in the event that the Company claims that Employee has failed to comply with the terms of the Agreement, all provisions of the Agreement shall remain valid and binding upon all parties. Employee further agrees that any legal action filed by the Company to enforce the Agreement shall not constitute the basis for a claim of retaliation under any federal, state or local law. Furthermore, Employee and the Company agree that the Agreement may be used as evidence in a subsequent proceeding in which the Company alleges a breach of the Agreement. Furthermore, Employee and the Company understand that if the Agreement is breached in any manner, both parties will have the right to pursue all remedies in law or equity. Moreover, the prevailing party in any litigation with respect to any breach of the Agreement shall be entitled to any and all reasonable attorneys' fees and other costs of litigation, through appeal, from the other party.

     19. This Agreement terminates Employee's right to participate in the Company Profit Sharing and 401(k) Plan, the Money Purchase Pension Plan and the ESOP as of the Effective Date, but does not have any effect on vested rights. Employee will receive information regarding these plan benefits and certain other health benefits under separate cover. Notwithstanding the foregoing, this provision shall not modify, alter or amend any vested rights which Employee may have under the foregoing qualified retirement plans.

     20. Notwithstanding anything to the contrary, Employee shall qualify as a retiree for purposes of the retiree medical plan currently adopted by the Company. Prior to such plan coming into force, the Company agrees to pay any necessary COBRA premiums on behalf of Employee to effect continuing coverage between the employee and the retiree plan. Nothing contained herein shall obligate the Company to pay any premium other than as stated by such plan or create any obligation other than as is stated in such plan.

     21. This Agreement and its various rights and obligations are binding upon Employee and the Company and their respective attorneys, heirs, executors, successors, administrators, and assigns. Employee and the Company expressly acknowledge and agree that there are no other agreements between them; that the validity, effect and operation of the Agreement shall be determined by the laws of the State of Florida; that there is no written or oral understanding or agreement between the parties that is not recited herein; that both parties have had ample opportunity to consult with counsel or other advisers of their choice, with respect to said claims and the Agreement; and that the Company's attorney and Employee's attorney, are authorized to take all action necessary to complete the Agreement. The Agreement may be amended, modified, or changed only by an agreement in writing that is signed by both parties.

     22. Notwithstanding anything to the contrary set forth herein, prior to the Company canceling or terminating Employee's right to receive severance as set forth in ss.1 above for a breach of either ss.5 or ss.18 above, the Company shall be obliged to notify Employee in writing of i) the alleged breach occurring under those subsections,
          ii) that the harm caused to the Company was material and adverse,  and
          iii) any remedial actions which need to be undertaken by the Employee to undo or prevent further harm. Employee shall have ten (10) calendar days to respond to the Company in writing disputing or curing any claims of the Company, to the reasonable satisfaction of the Company, prior to the Company taking any final action to cancel or terminate the severance benefit granted hereunder.

     23. Should any term, section, or portion of the Agreement be held unreasonable or unenforceable by any court, the decision of the court will apply only to the specific term, section, or portion involved, and it will not invalidate the remaining sections or portions of the Agreement.

     24. Until Employee signs the Agreement and returns it to the Company, Employee will not receive the consideration named in ss.1 above. If Employee chooses not to fully execute the Agreement, he will not receive any part of the consideration in ss.1 and the Agreement will be null and void.

     25. THIS AGREEMENT HAS BEEN DELIVERED TO YOU IN PERSON ON JULY 20, 1998. PLEASE REVIEW THIS AGREEMENT CAREFULLY WITH THE PERSON OF YOUR CHOICE, INCLUDING AN ATTORNEY, BEFORE SIGNING IT. YOU WILL HAVE AT LEAST TWENTY ONE (21) DAYS, OR UNTIL AUGUST 11, 1998 TO CONSIDER THIS AGREEMENT. YOU ACKNOWLEDGE THAT IN SIGNING THIS AGREEMENT, HOWEVER, YOU HAVE RELIED ONLY ON THE PROMISE(S) WRITTEN IN THIS AGREEMENT AND NOT ON ANY OTHER PROMISE MADE BY THE COMPANY.

     26. EMPLOYEE AFFIRMS THAT THE COMPANY HAS ADVISED HIM IN WRITING OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE AGREEMENT AND HAS ENCOURAGED HIM TO DO SO. EMPLOYEE ALSO ACKNOWLEDGES AND AGREES THAT HE HAS READ AND FULLY UNDERSTANDS THE MEANING AND INTENT OF ALL OF THE PROVISIONS AND TERMS OF THE AGREEMENT, INCLUDING THE FINAL BINDING EFFECT OF THE WAIVER AND RELEASE OF RIGHTS UNDER THE AGREEMENT.

     27. Employee also understands that after he has signed this Agreement, he will still have seven (7) days to revoke this Agreement. If he wishes to revoke this Agreement, he must submit a written revocation to the Company representative no later than seven (7) days after he executes this Agreement.

     28. The Agreement shall be effective only if signed by the Employee before 5:00 p.m. EST on Tuesday, August 11, 1998.

IN WITNESS WHEREOF, the aforesaid parties intending to be legally bound have executed the Agreement.

For Employee:                               For the Company:

/s/ Daniel J. Stark                         /s/ B.R. Smedley
-------------------------                   --------------------------------
    Daniel J. Stark                             B.R. "Bernie" Smedley,
                                                Chairman/CEO

                                            Exigent International, Inc.

Date:    8/11/98                            Date:    8/11/98